Exhibit 10.6

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

GMS CAPITAL CORP.

AND

METRATECH RETAIL SYSTEMS, INC.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of September 19, 2007, by and among GMS Capital Corp., a Florida corporation ("Parent"), and Metratech Retail Systems, Inc., a Canadian federally incorporated company ("Company").

RECITALS

A.
The Boards of Directors of Company and Parent believe it is in the best interests of their respective companies and the stockholders of their respective companies that Company and the Parent complete a reverse merger of the Company into the Parent through a share exchange (the "Merger") and, in furtherance thereof, have approved the Merger.

B.
Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock ("Company Common Stock") shall be exchanged for shares of Parent Common Stock ("Parent Common Stock"), at the rate set forth herein.

C.	Company and Parent desire to make certain representations and warranties and other agreements in connection with the Merger.

D.
The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(B) of the Code, so that such exchange will constitute a tax-free share exchange under the Code.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE MERGER

1.1.
THE MERGER. At the Closing Date (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement including the exchange of shares described herein, the Company shareholders shall receive shares of Common Stock of Parent (the “Parent Common Stock”), the Parent shall receive all the outstanding Common Stock of the Company presently owned by the Company’s shareholders, and the Parent shall continue as the surviving corporation.  Parent as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2.
CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall be held at the offices of the Company, or at such other location as the parties hereto agree.

1.3.
EFFECT OF THE MERGER. At the Closing Date, the effect of the Merger shall be as provided in this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Closing Date, the Company shall become a wholly owned subsidiary of the Parent.

1.4.	CERTIFICATE OF INCORPORATION; BYLAWS.

1.4.1.	At the Closing Date, the Articles of Incorporation of Parent shall be the Articles of Incorporation of the Surviving Corporation.

1.4.2.	The Bylaws of Parent, as in effect immediately prior to the Closing Date, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5.
DIRECTORS AND OFFICERS. At the Closing Date, the directors of the Company shall be appointed as the directors of the Parent, in each case until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The officers of the Company shall be appointed as officers of the Parent, until their respective successors are duly appointed and qualified or until their earlier resignation or removal.

1.6.	EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of the Company or the holders of any of the following securities:

1.6.1.1.
CONVERSION OF COMPANY COMMON STOCK. At the Closing Date, (i) all of the shares of the Company’s Common Stock issued and outstanding immediately prior to the Closing Date will be transferred and assigned to the Parent in consideration for the issuance of Two Million, Five Hundred and Seventy Eight Thousand (2,578,000) shares of the Parent’s Common Stock (the "Exchange Ratio") (the “Merger Consideration”)as follows:.

Shareholder	# of shares issued
Metratech Business Solutions Inc.	1,000,000
Marcel Côté	600,000
Spiro Krallis	582,500
George Samaan	320,500
Epicad Design Inc.	25,000
Marc Gagnon	25,000
9091-5000 Quebec Inc.	25,000
Total	2,578,000

Each certificate evidencing shares represented by the Merger Consideration issued pursuant to this Section 1.6.1 shall bear the following legend (in addition to any legend required under applicable state securities laws).

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

1.7.	TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 (a)(1)(B) of the Code.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY

In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.

In this Agreement, any reference to a party's "Knowledge" means such party's actual knowledge after reasonable inquiry of executive officers and directors (within the meaning of Rule 405 under the Securities Act of 1933, as amended ("Securities Act").

The Company represents and warrants to Parent as follows:

2.1
ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing in Canada, and no certificate of dissolution has been filed under the laws of its jurisdiction of organization. The Company has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. The Company is not in violation of any of the provisions of its charter or bylaws or equivalent organization documents.

2.2
AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company's stockholders holding a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Company Articles of Incorporation or Bylaws of Company, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby.

2.3
ABSENCE OF CERTAIN CHANGES. The Company has no liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) other than as separately disclosed to the Parent .

2.4
COMPLIANCE WITH LAWS.  The Company has complied with and is not in violation of, and have not received any notices of violation with respect to, any federal, state, provincial, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on the Company.

2.5
BROKERS' AND FINDERS' FEES.  The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.6
BOARD APPROVAL. The Board of Directors and the holders of the majority of the voting stock of Company has approved this Agreement and the Merger. The Board of Directors has (i) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Company and are on terms that are fair to such stockholders and (ii) recommended that the stockholders of Company adopt and approve this Agreement and the consummation of the Merger.

2.7
REPRESENTATIONS COMPLETE. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificates furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by Company to Parent has been prepared in good faith on the basis of assumptions that the Company believes are reasonable and supportable.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company as follows:

3.1
ORGANIZATION, STANDING AND POWER.  Parent is a corporation duly organized in the state of Florida and no certificates of dissolution have been filed under the laws of its jurisdiction of organization. Parent represents and warrants that Parent has filed all applicable annual reports in the State of Florida, as required. Parent has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent.

3.2
CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 125,000,000 shares of common stock, $0.001 par value. There are presently 0 shares issued and outstanding.   All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or by which it is bound. There are no contracts, commitments or agreements relating to voting, purchase or sale of Parent's capital stock (i) between or among Parent and any of its stockholders and (ii) to the best of Parent's knowledge, between or among any of Parent's stockholders.

3.3
AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent.  This Agreement has been duly executed and delivered by Parent a and constitutes the valid and binding obligations of Parent enforceable against Parent a in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under:

3.3.1 any provision of the Articles of Incorporation or Bylaws of Parent, as amended, or;

3.3.2 any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby.

3.4
LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent, threatened against Parent or any of its respective properties or any of its respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Parent or any of its assets or business, or, to the knowledge of Parent, any of its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent.

3.5
RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Parent which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent.

3.6
CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any entitlement, payment or benefit  (including, without limitation, severance, unemployment compensation, golden parachute, bonus or benefit under any Parent plan or policy or otherwise) becoming due to any current or former director or employee of Parent, (ii) increase the amount of any entitlements, payments or benefits otherwise payable by Parent, or (iii) result in the acceleration of the time of payment or vesting of any such entitlements, payments or benefits.

3.8
BROKERS' AND FINDERS' FEES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.9	BOARD APPROVAL. The Board of Directors of Parent has (i) approved this Agreement and the Merger, and (ii) approved the issuance of the shares of Parent Common Stock pursuant to this Agreement.

3.10
REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent herein, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by Parent to the Company has been prepared in good faith on the basis of assumptions Parent believes are reasonable and supportable.

ARTICLE IV
CONDUCT PRIOR TO THE CLOSING DATE

4.1
CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each of Parent and Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Closing Date. The Parent and Company agree to promptly notify the other of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that would have a Material Adverse Effect on Parent or Company.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The Company’s obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:

6.1
REPRESENTATIONS AND WARRANTIES.  The representations and warranties made by Parent contained in this Merger Agreement, the schedules or exhibits hereto or in any certificate or document delivered to the Company by Parent in connection with the transactions contemplated by this Merger Agreement shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date with the same effect as though such representations and warranties were made on such date except for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Parent.

6.2
PERFORMANCE OF COVENANTS.  Parent shall have performed and complied in all material respects with all of the agreements and covenants required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

6.3	LITIGATION. No injunction shall have been issued by any court or Governmental Authority that restrains or prohibits this Merger Agreement, or the consummation of the transactions contemplated hereby.

6.4	ANTITRUST LAWS COMPLIANCE. There is an applicable exemption to rules and regulations of the Antitrust Laws applicable to the transactions contemplated by this Merger Agreement.

6.5
SHAREHOLDER APPROVAL.  The Company shareholder approval required in connection with the consummation of the Merger shall have been obtained, or legal counsel of the Company shall issue its opinion that such approval is not necessary.

6.7
MATERIAL CHANGES.  There shall not have been any change that has had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of the Parent from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to Parent a certificate, dated the Closing Date, to such effect signed by an authorized officer of the Parent.

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
PARENT

The obligations of Parent to enter into and complete the Closing are conditioned upon the satisfaction or waiver by Parent, on or before the Closing Date, of the following conditions:

6.1
REPRESENTATIONS AND WARRANTIES.  The representations and warranties made by the Company contained in this Merger Agreement, the schedules or exhibits hereto or in any certificate or document delivered to Parent by the Company in connection with the transactions contemplated by this Merger Agreement shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date with the same effect as though such representations and warranties were made on such date, except (i) as otherwise contemplated by this Merger Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on the Company.

6.2
PERFORMANCE OF COVENANTS.  The Company shall have performed and complied in all material respects with all of the agreements and covenants required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date, except as otherwise contemplated by this Merger Agreement.

6.3	LITIGATION. No injunction shall have been issued by any court or Governmental Authority that restrains or prohibits this Merger Agreement, or the consummation of the transactions contemplated hereby.

6.4	ANTITRUST LAWS ACT COMPLIANCE. There is an applicable exemption to rules and regulations of the Antitrust Laws Act applicable to the transactions contemplated by this Merger Agreement.

6.5	CONSENTS AND APPROVALS. The consents and approvals specified herein shall have been obtained in form and substance satisfactory to Parent in its reasonable discretion.

6.6
MATERIAL CHANGES.  There shall not have been any change that has had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of the Company from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to Parent a certificate, dated the Closing Date, to such effect signed by an authorized officer of the Company.

ARTICLE VII
TERMINATION

7.1
TERMINATION EVENTS.  This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date without prejudice to any other rights or remedies either party may have by written agreement, duly authorized by the Boards of Directors of Parent and the Company;

7.2
EFFECT OF TERMINATION.  In the event this Merger Agreement is terminated pursuant to Section 7.1, all further obligations of the parties hereunder shall terminate.  Each party’s right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

ARTICLE VIII
INDEMNIFICATION

8.1	Indemnification

(a) To the extent, if any, not provided by an existing right under one of the parties, directors and officers liability insurance policies, from and after the Closing , Parent shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director, officer or employee of the parties hereto or any subsidiary thereof (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Closing  and whether asserted or claimed prior to, at or after the Closing ) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement.

(b) To the fullest extent permitted by law, from and after the Closing, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Parent and Company and their subsidiaries with respect to their activities as such prior to the Closing , as provided in Parent's and Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Share Exchange and shall continue in full force and effect for a period of not less than three years from the Closing.

(c) The provisions of this Section 8 are intended to be for the benefit of and shall be enforceable by, each indemnified Party, his or her heirs and his or her representatives

ARTICLE NINE
CLOSING

9.1	Deliveries by Company. At the Closing, in addition to any other documents or agreements required under this Agreement, Company shall deliver to Parent the following:

(a) Certificates, in genuine and unaltered form, representing all of the Company Common Shares, free and clear of all Liens, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, for transfer to Parent by each of the individual shareholders of the Company;

(b) Evidence, in form satisfactory to Parent, that all consents and approvals referred herein have been obtained;

(c) The Articles of Incorporation of the Company, as certified by appropriate state authority;

(d) Certificate of good standing from the appropriate provincial or federal  authority;

(e) Such other agreements, documents and instruments reasonably requested by Parent to effectuate the transactions contemplated in this Agreement.

9.2	Deliveries by Parent. At the Closing, Parent shall deliver to the Company and its Shareholder the following:

(a)  Certificates evidencing the Parent Common Shares to the Company’s Shareholders in accordance with Section 1.6.1;

(b)  The Articles of Incorporation of Parent, as certified by the applicable state authority;

(c )  A Certificate of Good Standing for Parent from the applicable state authorities;

(d) Such other agreements, documents and instruments reasonably requested by Company to effectuate the transactions contemplated in this Agreement.

ARTICLE X
MISCELLANEOUS

10.1
CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

10.2
NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

10.3
GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida , without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

10.4
PUBLIC ANNOUNCEMENTS.  Subject to any requirement of applicable law or stock exchange listing agreement, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of Parent and the Company.  Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the provisions of this Merger Agreement strictly confidential and make no disclosure thereof to any Person, other than such party’s respective legal and financial advisors, subject to the requirements of applicable law or securities exchange regulations.

10.5	SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.6
FURTHER ASSURANCES.  Each of the parties hereto agrees that it will, from time to time after the date of this Merger Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Merger Agreement.

10.7
NOTICES. All notices requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

If to Parent :

George Metrakos
PO Box 274, STN NDG
Montreal, QC H4A 3P6
Telephone: (514) 287-0103
Fax: (514) 938-6066

With a copy to:

Joseph I. Emas
Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139
Telephone: (305) 531-1174

If to the Company:

George Metrakos
PO Box 274, STN NDG
Montreal, QC H4A 3P6
Telephone: (514) 287-0103
Fax: (514) 938-6066

10.9
NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

10.10	TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

10.11
REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.12
SEVERABILITY. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.13	ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

10.14
RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.15
EXPENSES.  Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Merger Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.  All such expenses incurred by the Company (“Company Transaction Expenses”) shall be repaid in full at the Closing.

10.16
COUNTERPARTS. This Agreement  maybe executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

PARENT	THE COMPANY

GMS CAPITAL CORP.	METRATECH RETAIL SYSTEMS, INC.

/s/ George Metrakos	/s/ George Metrakos
Name: George Metrakos	Name: George Metrakos
Title: President, CEO, CFO and Chairman	Title: President and Chairman